TEMTEX INDUSTRIES, INC.
                        5400 LBJ FREEWAY
                           SUITE 1375
                    DALLAS, TEXAS 75240-2602
                        TEL: 972/726-7175
                        FAX: 972/726-0315




For Immediate Release
---------------------


                TEMTEX INDUSTRIES AGREES TO SELL
              BRICK DIVISION TO ACME BRICK COMPANY

           SALE OF TEXAS CLAY INDUSTRIES IS CONSISTENT
    WITH STRATEGIC FOCUS UPON FIREPLACE AND HEATING BUSINESS


Dallas, Texas (October 22, 1998) -- TEMTEX INDUSTRIES, INC. (Nasdaq National Market: "TMTX"), a leading manufacturer of fireplace products, today announced that it has entered into a definitive agreement to sell the assets of its Texas Clay Industries brick manufacturing division to Acme Brick Company. The Company is expected to received between $12.0 and $12.5 million, subject to post-closing adjustments, retained liabilities and indemnity obligations. In addition Acme Brick Company has agreed to assume certain liabilities associated with the brick business. Acme Brick Company is a subsidiary of Justin Industries (Nasdaq National Market: "JSTN"). The successful completion of this transaction, which has been approved by the Boards of Directors of both companies, is contingent upon approval by the shareholders of Temtex Industries in a vote which should occur within the next 60 days. The sale is expected to be finalized immediately after such vote. Temtex Industries expects to realize an after tax gain from discontinued operations of approximately $5.3 million, as a result of this transaction.

"We consider this transaction to be in the best long-term interests of our shareholders," commented Edwin R. Buford, president and chief executive officer of Temtex Industries. "The cash proceeds from our sale of Texas Clay will allow Temtex to redeploy significant assets into our core business, which includes the manufacture and distribution of wood, natural gas, and propane-burning zero clearance metal fireplaces, gas log sets, and related products. Our goal is to continue broadening our fireplace product lines and improve the efficiency of our manufacturing facilities in the U.S. and Mexico."

"Following the completion of this transaction, Temtex should be well-positioned to expand market share, improve manufacturing efficiencies, and broaden distribution capabilities through the acquisition of complementary companies and compatible product lines. Our purchase of the assets and technology of Toronto-based GSW, Inc. in June 1998 is an example of the type of acquisitions which we would like to make in the future. In the three months since the acquisition of the GSW product line, we have significantly expanded our market presence in Canada, broadened our line of products in the fast-growing direct-vent fireplace market, added a number of new distributors in

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United States, and improved the throughput of our manufacturing facilities."

Temtex Industries, is a leading manufacturer and distributor of zero-clearance metal fireplace products and gas fireplace equipment, including vent-free gas logs. Its products are marketed to residential and commercial builders, homeowners, and home remodeling contractors. Temtex Industries is headquartered in Dallas, Texas and its manufacturing facilities are located in Tennessee, California and Mexico.

The common stock of Temtex Industries, Inc. is traded on the Nasdaq National Market under the symbol "TMTX".

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE", "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGIATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, PRODUCT PRICES AND RAW MATERIAL COSTS, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.



            For further information, please contact:


   Roger N. Stivers, Vice President, Finance at (972) 726-7175
                               or
     R. Jerry Falkner, Investor Relations at (800) 377-9893